UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 23, 2007
Symantec Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

20330 Stevens Creek Blvd., Cupertino, CA (Address of Principal Executive Offices)		95014 (Zip Code)
Registrant’s Telephone Number, Including Area Code (408) 517-8000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Exhibit Index
EXHIBIT 99.01

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 23, 2007, Geraldine B. Laybourne, Founder, Chairman and Chief Executive Officer of Oxygen Media Corporation, was appointed by the Board of Directors (the “Board”) of Symantec Corporation (the “Company”) as an independent director of the Company. Ms. Laybourne’s appointment is effective as of January 1, 2008. A press release announcing Ms. Laybourne’s appointment to the Board is attached as exhibit 99.01 hereto, and is incorporated herein by reference.
Pursuant to the Company’s 2004 Equity Incentive Plan, as amended, non-employee directors are eligible to annually receive a restricted stock unit (“RSU”) award with a value of $180,000 on the first business day following the first regular Board meeting of each fiscal year. Ms. Laybourne will receive an initial RSU grant on January 2, 2008, the first business day following the date of her appointment to the Board, representing a prorated amount based on the number of days from the date of her appointment to the Board through the date of the first regular Board meeting in fiscal year 2009. Ms. Laybourne’s RSU grant will fully vest on January 2, 2009, as long as she serves on the Board on such date.
On the effective date of her appointment, Ms. Laybourne is expected to enter into the Company’s standard form of Indemnity Agreement which provides for indemnification of the indemnitee to the full extent allowed by Delaware law.
On the date of her appointment, Ms. Laybourne was not appointed to any committees of the Board.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Exhibit Title or Description

99.01	Press release issued by Symantec Corporation, dated October 29, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symantec Corporation
Date: October 29, 2007	By:	/s/ Arthur F. Courville
Arthur F. Courville
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Exhibit Title or Description

99.01	Press release issued by Symantec Corporation, dated October 29, 2007